SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A # 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARMEAU BRANDS INC.
(Exact name of Registrant as specified in its charter)

Nevada	3420	99-0375676
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1805-141 Lyon Court
Toronto, ON Canada, M6B 3H2
Tel: (647) 640-3625

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

National Registered Agents, Inc., of Nevada
100 East William Street, Suite 204,
Carson City, NV, 89701
Tel: 609.716.0300
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all correspondence to:
William Macdonald Macdonald Tuskey Attorney at Law Suite 409-221 West Esplanade North Vancouver, BC Canada V7M 3J3
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	[ ]	Accelerated filer [ ]
Non-accelerated filer	[ ] (Do not check if smaller reporting company)	Smaller reporting company [X]

Title of Each Class of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price per Security (1) ($)	Proposed Maximum Aggregate Offering Price (1) ($)	Amount of Registration Fee ($)
Shares of Common Stock, par value $0.001	7,500,000	0.02	150,000	15.11

(1)            The offering price has been arbitrarily determined by our company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.
(2)            Estimated solely for the purpose of calculating the registration fee based on Rule 457 (a).
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

Subject to completion, dated _______________________, 2016

The information in this prospectus is not complete and may be amended. The Registrant may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED _______________________, 2016

PRELIMINARY PROSPECTUS

ARMEAU BRANDS INC.

7,500,000 SHARES OF COMMON STOCK

OFFERING PRICE $0.02 PER SHARE
This prospectus relates to the offering by Armeau Brands Inc. (“us”, “we”, “our company”) of a maximum of 7,500,000 shares (the “Offering”) of our common stock at an offering price of $0.02 per share.  There is no minimum for this Offering and we will retain the proceeds from the sale of any of the offered shares that are sold.  The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 180 days.  At the discretion of our management, we may discontinue the Offering before expiration of the 180 day period or extend the Offering for up to 90 days following the expiration of the 180-day Offering period.  We will pay all expenses incurred in this Offering.  If all of the shares offered by us are purchased, the gross proceeds to us will be $150,000.
The offering of the 7,500,000 shares is a “best efforts” offering, which means that our director and officer will use her best efforts to sell the common stock and there is no commitment by any person to purchase any shares, and is being conducted on a self-underwritten basis. The shares will be offered at a fixed price of $0.02 per share for the duration of the Offering. There is no minimum number of shares required to be sold to close the Offering. Proceeds from the sale of the shares will be used to fund our business development. The Offering date is the date by which this Registration Statement becomes effective. This is a direct participation offering since we, and not an underwriter, are offering the stock.
This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officers and director will be solely responsible for selling shares under this Offering and no commission will be paid on any sales.
AN INVESTMENT IN OUR SECURITIES IS SPECULATIVE. INVESTORS SHOULD BE ABLE TO AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.  YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 9 BEFORE INVESTING IN OUR COMMON STOCK.
Prior to this Offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.02 per share in relation to this Offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of this Registration Statement, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTCQB. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.
You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this Prospectus.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus.  We have not authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until_________________, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ITEM 3 - PROSPECTUS SUMMARY
This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”.  Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.  These include, among others, the cautionary statements in the “Risk Factors” section beginning on page 9 of this Prospectus and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this Prospectus.
Corporate Background and Business Overview
We were incorporated under the laws of the state of Nevada on March 15, 2011 and are engaged in the production and marketing of icewine from Armenia.  Our fiscal year end is January 31. Our business offices are currently located at 1805-141 Lyon Court, Toronto, Ontario, Canada, M6B 3H2. The address of agent for service in Nevada and registered corporate office is c/o National Registered Agents, Inc. of Nevada, 100 East William Street, Suite 204, Carson City, NV, 89701. Our telephone number is (647) 640-3625.

Icewine is a rare and expensive type of dessert wine produced from grapes that have been frozen while still on the vine.  There are only a few countries in the world with the right climatic conditions that can produce icewine. Currently, Canada is the industry leader. Icewine requires a grape growing region with a continental climate: very hot in summer, to allow the proper ripening of the grapes, and very cold in winter to achieve the optimum freezing temperature of -8°C (18°F). Armenia is one such country.

With the completion of this initial sample production, we intend to grow our business by significantly increasing our production in order to supply the two largest potential markets: China and Russia.

Currently, we do not have sufficient funds to execute our business plan as more fully described below and we anticipate requiring a minimum of $ 120,000 to be able execute the business plan. Our current burn rate is about $900 per month and we can survive only about two months if we are not successful in raising additional capital. If we raise 25% of the Offering amount (i.e. $37,500) our monthly burn rate will increase to about $2,000. If we raise the maximum amount after the conclusion of this offering our burn rate will increase as we able to move the use of proceeds faster. As of May 16 , 2016, we have approximately $3,675 in cash on hand. Our accounts are kept in Canada.

As of January 31, 2016, our company had $62,696 of current liabilities, represented by expenses accrued since its inception. In addition, our company estimates incurring costs associated with this offering totaling approximately $30,000. As of the date of this prospectus, we have generated no revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of our company filed with this prospectus.

Emerging Growth Company

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

(A)	the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;
(B)	the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;
(C)	the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or
(D)	the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b -2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

For so long as we are an emerging growth company, we will be permitted to provide the scaled executive compensation disclosure applicable to smaller reporting companies even if we no longer qualify as a smaller reporting company. In addition, as an emerging growth company, we are exempt from PCAOB rules regarding mandatory firm rotation or the auditor reporting model.

SUMMARY OF THE OFFERING
Shares of common stock being offered by the Registrant:	Up to 7,500,000 shares of our common stock.

Offering price:	$0.02 per share of common stock.

Number of shares outstanding before the Offering:	As of January 31, 2016, we had 7,500,000 shares of our common stock issued and outstanding, and no issued and outstanding convertible securities.

Number of shares outstanding after the Offering	15,000,000 if all of the shares being offered are sold.

Market for the common stock:
There is no public market for our common stock. After the effective date of this Registration Statement of which this prospectus is a part, we intend to seek a market maker to file an application on our behalf to have our common stock quoted on the OTCQB. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that a trading market for our stock will develop or be sustained if developed

Use of Proceeds:
If we are also successful in selling all 7,500,000 shares contained in the Offering, our gross proceeds will total $150,000. We intend to use all the proceeds received from the Offering to execute our business plan.

If we sell 25% or less of our shares under the Offering, we will have to seek out additional capital from alternate sources to execute our business plan. If such funds are not available, our business would likely fail and any investment would be lost. No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals.

Risk Factors:	See the “Risk Factors” beginning on page 9 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Dividend Policy:	We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.
Termination of the offering:
The offering will conclude when all 7,500,000 shares of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission whichever comes first. Our board of directors, at its discretion, may extend the Offering for an additional 90 days.

Terms of the offering:
Our President and Secretary will sell the common stock upon effectiveness of this Registration Statement, on a self-underwritten, best efforts basis. There is no minimum required and we will retain the proceeds from any shares sold.

Summary of Financial Information
All references to currency in this Prospectus are to U.S. Dollars, unless otherwise noted.
The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

Consolidated Statement of Operations

	Year Ended January 31, 2016 ($)	Year Ended January 31, 2015 ($)
Revenues	Nil	Nil
Expenses	6,464	553
Net Loss	(6,464)	(553)
Net loss per share	(0.03)	(5.53)

Consolidated Balance Sheet Data

	January 31, 2016 ($)	January 31, 2015 ($)
Working Capital (Deficiency)	(62,681)	(56,217)
Total Assets	15	109
Total Liabilities	62,696	56,326
As shown in the financial statements accompanying this prospectus, we had no revenues to date and have incurred only losses since our inception. We had limited operations related to creating the website, developing product and building our brand and has been issued an unqualified opinion with an explanatory note regarding “going concern” from our auditors, based upon our reliance upon the sale of our common stock as the sole source of funds for our future operations.
RISK FACTORS
An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth could be seriously harmed. As a result, the trading price of our common stock could decline and you could lose all or part of your investment.
Risks Relating to Our Business
We have a formal long-term agreement with a winemaker in Armenia but it can be terminated on a 90-day notice

Currently, we have a formal agreement with a winemaker in Armenia to produce icewine. If we cannot continue to secure an agreement, our current business will be severely impaired. There can be no assurance that the agreement can continue indefinitely on terms that management deems sufficiently favorable. If we are unable to obtain a new agreement for icewine production upon terms that management deems sufficiently favorable, or at all, it would have a material adverse impact upon our ability to conduct our business operations. Further, we have confidentiality agreements with our suppliers in Armenia protecting our icewine-making knowledge and a non-compete clause that extends even after the termination of the agreements. However, we cannot assure that it can indefinitely protect that competitive knowledge.

We require capital in order to take the necessary steps to grow our business
Currently, we do not have available funds to produce a new icewine vintage or fund other operating and general and administrative expenses necessary to grow our business. Further, we do not have the funds available to hire independent contractors. If we cannot secure additional financing, our growth and operations could be impaired by limitations on our access to capital. There can be no assurance that capital from outside sources will be available, or if such financing is available, that it will be on terms that management deems sufficiently favorable. If we are unable to obtain additional financing upon terms that management deems sufficiently favorable, or at all, it would have a material adverse impact upon our ability to conduct our business operations and pursue our expansion strategy. As of the date of this Prospectus, we have minimal operations and did not generate any revenues during the year ended January 31, 2016. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan, which could cause any securities in our company to be worthless.
We have generated no revenues and have a limited operation to date
We generated no revenues since its inception on March 15, 2011, and currently have minimal operations. Furthermore, we anticipate our expenses increasing in the future assuming this Registration Statement which this Prospectus is a part is declared effective by the Securities and Exchange Commission. We can make no assurances that we will be able to generate any revenues in the future, that we will have sufficient funding to support our operations and pay our expenses and/or that we will be able to gain customers in the future to build our business operations. In the even we are unable to generate revenues and/or support our operations, we will be forced to curtail and/or abandon our current business plan and any investment in our company could become worthless.
  The success of our company depends heavily on Cassandra Tavukciyan and her contacts
 The success of our company will depend on the abilities of Cassandra Tavukciyan, the President and Chief Executive Officer of our company, to generate business from her existing contacts and relationships within the alcoholic beverage industry in Armenia. The loss of Ms. Tavukciyan will have a material adverse effect on the business, results of operations (if any) and financial condition of our company. In addition, the loss of Ms. Tavukciyan may force our company to seek a replacement who may have less experience, fewer contacts, or less understanding of our business. Further, we can make no assurances that we will be able to find a suitable replacement for Ms. Tavukciyan, which could force our company to curtail its operations and/or cause any investment in our company to become worthless. Our company does not have an employment agreement with Ms. Tavukciyan nor any key person insurance on Ms. Tavukciyan
Our CEO and director has other interests outside of our company and may not be able to devote sufficient time to our operations
 Cassandra Tavukciyan, our only officer and Director of our company, currently has interests outside of our company. Ms. Tavukciyan is currently our only executive officer and spends approximately 20 hours per week on matters of our company.
 We are exposed to market risk from changes in foreign currency exchange rates which could negatively impact profitability.
 We intend to sell our product in China and Russia but report in US dollars. As a result, there is exposure to foreign currency risk as we enter into transactions denominated in foreign currencies. Our predominant exposures are in the Canadian dollars, Armenian Dram, Russian Ruble and the Chinese Renminbi (“RMB”). With respect to the effects on earnings, if the US currency strengthens relative to other currencies, our earnings could be negatively impacted. The translation impact may be more material in the future. We have not utilized risk management tools such as hedging.
 We acquire many products from our suppliers that are manufactured in Armenia. To the extent the DRAM or other currencies appreciate with respect to the U.S. dollar, we may experience cost increases on such purchases. We may not be successful at implementing customer pricing or other actions in an effort to mitigate the related cost increases and thus its profitability may be adversely impacted.

 Our business is subject to risks associated with sourcing and manufacturing in Armenia.
Our future operations could be adversely affected by various factors including changes in Armenia’s political or economic conditions. The political system of Armenia is currently stable with four political parties populating its emerging democratic landscape. Armenia has a functioning market economy.
Armenia has joined numerous international organizations including the United Nations, World Trade Organization, the Council of Europe, La Francophonie and many others. It is also part of the post-Soviet trade agreement, the Eurasian Union, with Russia, Kazakhstan and Belarus.
Armenia is currently blockaded on two of its four borders by Azerbaijan and Turkey. This situation is a result of a territorial dispute between Armenia and Azerbaijan leading to the Nagorno-Karabakh War (1988–1994). Although Russia, France and the United States are currently attempting to broker an end to this crisis, we believe that this dispute may continue. We believe that this blockade has severely hurt the Armenian economy. If war restarts, our exports may be interrupted indefinitely. If we cannot export our product, we will be unable to implement our business plan.

Externally, the availability of only two export routes out of Armenia means the closing of borders or other trade restrictions imposed by Armenia’s neighbors are an operational risk. Although landlocked, Armenia maintains positive relations with Iran and Georgia through which many of its exports travel.

Icewine production is subject to many risks
Natural icewines require a minimum hard freeze (-8 °C [18 °F]) or colder), to occur sometime after the grapes are ripe, which means that the grapes may hang on the vine for several months following the normal harvest. If a freeze does not come quickly enough, the grapes may rot (Botrytis cinerea or noble rot) and the crop will be lost. If the freeze is too severe, no juice can be extracted. The longer the harvest is delayed, the more fruit will be lost to wild animals and dropped fruit. Theft is another concern in a poor country so the vineyard has to be constantly monitored and maintained. Since the fruit must be pressed while it is still frozen, pickers often must work at night or very early in the morning, harvesting the grapes within a few hours.
Also, the juice is very sweet and can be difficult to ferment. High sugars can create a hostile environment for the yeast, and fermentation stops early, leaving relatively low alcohol and high sugar levels in the finished wine.
We need to find distributors in China and Russia for the long-term success of our product.
China is the biggest potential market for our product followed by Russia. If we are unable to conclude an agreement with distributors in those countries, we will be unable to implement our business plan.
Our limited operating history makes it difficult to forecast our future results, making any investment in our company highly speculative.
 We have a limited operating history, and our historical financial and operating information is of limited value in predicting our future operating results. We may not accurately forecast customer behavior and recognize or respond to emerging trends, changing preferences or competitive factors facing us, and, therefore, we may fail to make accurate financial forecasts. Our current and future expense levels are based largely on our investment plans and estimates of future revenue. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which could then force us to curtail or cease our business operations.
 Our losses raise substantial doubt as to whether we can continue as a going concern.
 We had cumulative operating losses through January 31, 2016 of $62,781.  This factor among others indicate that we may be unable to continue as a going concern, particularly in the event that we cannot generate revenues, obtain additional financing and/or attain profitable operations. As such, our independent auditors have raised substantial doubt as to our ability to continue as a going concern in their audited financial statements attached hereto. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty and if we cannot continue as a going concern, your investment in us could become devalued or worthless.

We will sell and market a branded product which is an important asset. Violation of trademark rights by counterfeiters and imitators could negatively impact revenues and brand reputation.
 Unauthorized use of our products’ trademark rights may not only erode sales of our products, but may also cause significant damage to our brand name and reputation, interfere with its ability to effectively represent us to our customers, contractors, suppliers, and increase litigation costs. Presently it is estimated that 50% of icewines in China are fake.
 Our industry is competitive
 The icewine industry is highly competitive and fragmented. Canada is the world leader in the production of icewine. Germany and Austria also have similar products. We will compete in its potential markets with numerous Canadian companies, many of which have substantially greater financial, managerial and other resources than those presently available to us. Numerous well-established companies are focusing significant resources on icewine that currently compete and will compete with our products in the future. In addition, we expect other copycat products to appear from Armenian competitors now that Armeau Brands successfully produced the first icewine in Armenia. We can make no assurance that it will be able to effectively compete with these other companies or that competitive pressures, including possible downward pressure on the prices we charge for our products, will not arise. In the event that we cannot effectively compete on a continuing basis or competitive pressures arise, such inability to compete or competitive pressures will have a material adverse effect on our business, results of operations and financial condition.
Our growth will place significant strains on our resources
 Since inception on March 15, 2011, we had little to no operations. We are currently in the development stage, with no operations, and have not generated any revenues since inception. Our growth, if any, is expected to place a significant strain on our managerial, operational and financial resources as we currently have only one employee and will likely continue to have limited employees in the future. Furthermore, assuming we release our products and establish a customer base, it will be required to manage multiple relationships with various distributors and other third parties. These requirements will be exacerbated in the event of further growth of our company or in the number of its distribution contracts. There can be no assurance that our systems, procedures or controls will be adequate to support our operations or that we will be able to achieve the rapid execution necessary to successfully offer its services and implement its business plan. Our future operating results, if any, will also depend on its ability to add additional personnel commensurate with the growth of its business, if any. If we are unable to manage growth effectively, our business, results of operations and financial condition will be adversely affected.
Our Bylaws limit the liability of, and provide indemnification for, our officers and directors.
 Our Bylaws, provide that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a Director or officer of our company is or was serving at the request of our company or for its benefit as a Director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Thus, our company may be prevented from recovering damages for certain alleged errors or omissions by the officers and Directors for liabilities incurred in connection with their good faith acts for our company. Such an indemnification payment might deplete our assets. Stockholders who have questions respecting the fiduciary obligations of the officers and Directors of our company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the 1933 Act and the rules and regulations thereunder is against public policy and therefore unenforceable.
If we become a fully reporting public company, we will incur significant increased costs in connection with compliance with section 404 of the Sarbanes Oxley act, and our management will be required to devote substantial time to new compliance initiatives.

 If this Registration Statement becomes effective and we become a fully reporting public company, we anticipate incurring significant legal, accounting and other expenses in connection with this status. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and new rules subsequently implemented by the SEC have imposed various new requirements on public companies, including requiring changes in corporate governance practices. As such, our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure of controls and procedures. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.
Risks Relating to Our Common Stock
The proceeds of the Offering, if any, may be insufficient to fund planned operations and may not even cover the costs of the offering and you may lose your entire investment.
We are offering a maximum of 7,500,000 shares of our common stock at $0.02 per share, however, there is no minimum to the Offering.  Funds we raise in this offering, if any, may be insufficient to fund our planned operations and may not even cover the costs of this offering.  If we are not able to raise any funds in this offering, our company will be in a worse financial position then prior to commencement of the offering as we will still incur the costs of this offering.  If we do not raise sufficient funds in this offering to fund our operations or even cover the costs of this offering, you may lose your entire investment.
Investors may face significant restrictions on the resale of our common stock due to Federal regulations on penny stocks.
Our common stock will be subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our common stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser’s consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.
In addition, various state securities laws impose restrictions on transferring “penny stocks” and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.
We are selling this Offering without an underwriter and may be unable to sell any shares.
This Offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our director and officer, who will receive no commissions or other remuneration from any sales made hereunder. She will offer the shares to friends, family members, and business associates; however, there is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling all of the shares and we receive the proceeds from this Offering, we may have to seek alternative financing to implement our plan of operations.
There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop or be sustained after this Offering.  After the effective date of the registration statement of which this prospectus is a part, we intend to identify a market maker to file an application with FINRA to have our common stock quoted on the Over OTCQB. We must satisfy certain criteria in order for our application to be accepted.  We do not currently have a market maker willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the OTCQB or a public market for our common stock may not materialize if it becomes quoted.
If our securities are not eligible for initial or continued quotation on the OTCQB or if a public trading market does not develop, purchasers of the common stock in this Offering may have difficulty selling or be unable to sell their securities should they desire to do so, rendering their shares effectively worthless and resulting in a complete loss of their investment.
If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934, we will continue as a  reporting company and will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.
As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through January 31, 2017, including a Form 10-K for the year ended January 31, 2017, assuming this registration statement is declared effective before that date.  At or prior to January 31, 2017, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.  We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on January 31, 2017.  If we do not file a registration statement on Form 8-A at or prior to January 31, 2017, we will continue as a reporting company and will not be subject to the proxy statement requirements of the 1934 Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.
Financial Industry Regulatory Authority (FINRA) sales practice requirements may also limit your ability to buy and sell our stock, which could depress our share price.
FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares, depressing our share price.
State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.
If you purchase shares of our common stock sold pursuant to this Offering, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.
If quoted, the price of our common stock may be volatile, which may substantially increase the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

Even if our shares are quoted for trading on the OTCQB following the Offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

-	variations in quarterly operating results;

-	our announcements of significant contracts and achievement of milestones;

-	our relationships with other companies or capital commitments;

-	additions or departures of key personnel;

-	sales of common stock or termination of stock transfer restrictions;

-	changes in financial estimates by securities analysts, if any; and

-	fluctuations in stock market price and volume.
Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.
We arbitrarily determined the price of the shares of our common stock to be sold pursuant to this prospectus, and such price does not reflect the actual market price for the securities.  Consequently, there is an increased risk that you may not be able to re-sell our common stock at the price you bought it for.
The initial offering price of $0.02 per share of the common stock offered pursuant to this prospectus was determined by us arbitrarily. The price is not based on our financial condition or prospects, on the market prices of securities of comparable publicly traded companies, on financial and operating information of companies engaged in similar activities to ours, or on general conditions of the securities market. The price may not be indicative of the market price, if any, for our common stock in the trading market after this Offering.  If the market price for our stock drops below the price which you paid, you may not be able to re-sell out common stock at the price you bought it for.
Because we do not intend to pay any dividends on our common stock; holders of our common stock must rely on stock appreciation for any return on their investment.
We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

The sale of our common stock pursuant to this prospectus or any future additional issuances of our common stock may result in immediate dilution to existing shareholders.
We are authorized to issue up to 200,000,000 shares of common stock, of which 7,500,000 shares are issued and outstanding as of the date of this prospectus. We are issuing up to 7,500,000 shares of our common stock pursuant to this prospectus.  Our Board of Directors has the authority, without the consent of any of our stockholders, to cause us to issue additional shares of common stock, and to determine the rights, preferences and privileges attached to such shares. The sale of our common stock pursuant to this prospectus, and any future additional issuances of our common stock will result in immediate dilution to our existing shareholders’ interests, which may have a dilutive impact on our existing shareholders, and could negatively affect the value of your shares.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements and information relating to our business that are based on our beliefs, on assumptions made by us, or upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may,” “will,” “should,” “plans,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 9, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Management’s Discussion and Analysis of Financial Condition and Results of Operation section beginning on page  27 and the section entitled “Description of Our Business” beginning on page 22, and as well as those discussed elsewhere in this prospectus. Other factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

ITEM 4 - USE OF PROCEEDS
The net proceeds to us from the sale of up to 7,500,000 shares offered at a public offering price of $0.02 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately an aggregate of $30,000 that comprises of $25,000 for legal and accounting, and $5,000 for other costs in connection with this offering (estimated transfer agent fees, filing fee, etc.). The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of shares. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.
Percent of Net Proceeds Received

	10%	25%	50%	75%	100%

Shares Sold	750,000	1,875,000	3,750,000	5,625,000	7,500,000
Gross Proceeds	$15,000	$37,500	$75,000	$112,500	$150,000
Less Offering Expenses	$30,000	$30,000	$30,000	$30,000	$30,000
Net Offering Proceeds (Loss)	($15,000)	$7,500	$45,000	$82,500	$120,000

The use of the proceeds from the Offering set forth below demonstrates how we intend to use the funds under the various percentages of amounts of the related offering. All amounts listed below are estimates.

% of Offering Sold	10%	25%	50%	75%	100%

Legal and Accounting	$ -	$ 7,500	$ 30,000	$ 30,000	$ 30,000
Salaries/Consulting Fees	$ -	$ -	$ 15,000	$ 30,000	$ 30,000
Purchase of land and building	-	-	-	$ 20,000	$ 20,000
Renovations to building	-	-	-	$ 2,500	$ 10,000
Grape pressing equipment	-	-	-	-	$ 20,000
Production expenses for 2016/2017 vintage	-	-	-	-	$ 10,000
Total	$ -	$ 7,500	$ 45,000	$ 82,500	$ 120,000
Our offering expenses are comprised of legal and accounting expenses and transfer agent fees. Our sole officer and director will not receive any compensation for her efforts in selling our shares.
We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We intend to use the proceeds to acquire a small parcel of land with an existing building in a particular village in the Vayots Dzor Province of Armenia which has been identified as ideal for icewine production and equip it with a modern pneumatic grape press and some other winemaking equipment. At present, no acquisition of land has been closed and no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

In all instances, after the effectiveness of this Registration Statement, we will need some amount of working capital to maintain our general existence and comply with our public reporting obligations. Our company reserves the right to change the use of proceeds, provided that such reservation is due to the following contingencies:
•	a change of conditions in the icewine market that make our business plan unprofitable;
•	the failure to secure icewine distributors; or
•	the failure to contract with key employees and to profitably secure resources to produce icewine.
In the case that any of the aforementioned occurs, the alternative uses of capital may include:
•	exploration of alternative business models for food and beverage production and distribution;
•	acquisition of third party businesses involved with food and beverage production and distribution; or
•	partnerships, joint ventures or licensing with businesses in food and beverage production.
There is no commitment by any person to purchase any or all of the shares of common stock offered by this prospectus and, therefore, there can be no assurance that the offering will be totally subscribed for the sale of the maximum 7,500,000 shares of common stock being offered.

ITEM 5 - DETERMINATION OF THE OFFERING PRICE
There is no established public market for our shares of common stock. The offering price of $0.02 per share was determined by us arbitrarily. We believe that this price reflects the appropriate price that a potential investor would be willing to invest in our company at this stage of our development. This price bears no relationship whatsoever to our business plan, the price paid for our shares by our founders or shareholders, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.
In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.
See “Plan of Distribution” for additional information.

ITEM 6 - DILUTION
Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.
As at January 31, 2016, our last financial statement date, we had a working deficit of $62,681.  The proceeds from the sale of the new units being offered (up to a maximum of 7,500,000) will vary depending on the total number of shares actually sold in the offering. If all 7,500,000 units offered hereunder are sold, there would be a total of 15,000,000 common shares issued and outstanding.
The following table sets forth, as of January 31, 2016, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in the Offering if new investors purchase 10%, 25%, 50%, 75% or 100% of the offering, before deducting offering expenses payable by us.
Percent of Shares Sold	10%	25%	50%	75%	100%
Number of shares sold	750,000	1,875,000	3,750,000	5,625,000	7,500,000
Anticipated net offering proceeds	($15,000)	$7,500	$45,000	$82,540	$120,000
Total shares issued and outstanding post offering	8,250,000	9,375,000	11,250,000	13,125,000	15,000,000
Offering price per share	$0.02	$0.02	$0.02	$0.02	$0.02
Pre-offering net tangible book value/share	($0.01)	($0.01)	($0.01)	($0.01)	($0.01)
Post offering net tangible book value	($77,681)	($55,181)	($17,681)	$19,819	$57,319
Post offering net tangible book value/share	($0.01)	($0.01)	$0.00	$0.00	$0.00
Increase (Decrease) in net tangible book value per share after offering	-	-	0.01	0.01	0.01
Dilution per share to new shareholders	$0.03	$0.03	$0.02	$0.02	$0.02
New shareholders percentage of ownership after offering	9.1%	20%	33.3%	42.9%	50%
Existing stockholders percentage of ownership after offering	90.9%	80%	66.7%	57.1%	50%
ITEM 7 – SELLING SECURITY HOLDERS
There are no securities to be registered that are to be offered for the account of security holders.

ITEM 8 - PLAN OF DISTRIBUTION, TERMS OF THE OFFERING
There Is No Current Market for Our Shares of Common Stock
There is currently no market for our shares of common stock. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.
The shares you purchase are not traded or listed on any exchange or quotation medium. After the effective date of the registration statement, we intend to seek a market maker to file an application with the FINRA to have our common stock quoted on the OTCQB.  We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker who is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on OTCQB, or, even if quoted, a public market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.
The securities traded on the OTCQB are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.
Even if our shares are quoted on the OTCQB, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on brokers-dealers who make a market in a “penny stock.” A penny stock generally includes equity securities (other than securities registered on some national securities exchanges) that have a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.
The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.
The Offering will be Managed by Our Officer
This is a self-underwritten offering. We are offering to the public 7,500,000 shares of common stock on a $150,000 maximum basis at a purchase price of $0.02 per share. This Prospectus is part of a prospectus that permits Cassandra Tavukciyan, our sole director and officer, to sell the shares directly to the public, with no commission or other remuneration payable to her. There are no definitive plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Ms. Tavukciyan will sell the shares and intends to offer them to friends, family members, acquaintances, and business associates. In offering the securities on our behalf, she will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.
Ms. Tavukciyan, will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.

1.	Ms. Tavukciyan is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,
2.	Ms. Tavukciyan will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
3.	Ms. Tavukciyan is not, nor will she be at the time of participation in the offering, an associated person of a broker-dealer; and
4.
Ms. Tavukciyan meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Neither our sole officer and director, nor any affiliates intend to purchase any shares in this offering.
We will not use public solicitation or general advertising in connection with the offering. We will use our best efforts to find  purchasers  for the shares offered by this  prospectus  within a period  of 180 days  from the date of the  prospectus, subject to an extension  for an  additional  period not to exceed 90 days.
We have no intention of inviting broker-dealer participation in this Offering.
Offering Period and Expiration Date
This Offering will commence on the effective date of the registration statement of which this prospectus is a part, as determined by the Securities and Exchange Commission, and will continue for a period of 180 days. We may extend the Offering for an additional 90 days, at our sole discretion, unless the offering is completed or otherwise terminated by us at an earlier date.
Procedures for Subscribing
If you decide to subscribe for any shares in Offering, you must deliver a check or certified funds for acceptance or rejection. There are no minimum share purchase requirements for individual investors. All checks for subscriptions must be made payable to “Armeau Brands Inc.”
Right to Reject Subscriptions
We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.
Penny Stock Rules
The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC which:
•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of federal securities laws;
•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask prices;
•	contains the toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

•	contains such other information, and is in such form (including language, type size, and format) as the SEC shall require by rule or regulation.
Prior to effecting any transaction in a penny stock, a broker-dealer must also provide a customer with:
•	the bid and ask prices for the penny stock;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock;
•	the amount and a description of any compensation that the broker-dealer and its associated salesperson will receive in connection with the transaction; and
•	a monthly account statement indicating the market value of each penny stock held in the customer’s account.
In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, (ii) a written agreement to transactions involving penny stocks, and (iii) a signed and dated copy of a written suitability statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our securities, and therefore our stockholders may have difficulty selling their shares.

ITEM 9 – DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

We are authorized to issue up to 200,000,000 shares of common stock, par value of $0.001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Stockholders do not have pre-emptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, rateably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of our company or changing its board of directors and management. According to our bylaws and articles of incorporation, neither the holders of our company’s common stock have cumulative voting rights in the election of our directors. The combination of the present ownership by only one stockholder of our company’s issued and outstanding common stock, who will hold 50% of our common stock on completion of the Offering, and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our company’s board of directors or for a third party to obtain control of our company by replacing its board of directors.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

-	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or
-
if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Transfer Agent and Registrar

Our independent stock transfer agent is Island Stock Transfer, Inc., 15500 Roosevelt Blvd., Suite 301, Clearwater, Florida  33760. Phone (727)289-0010.

ITEM 10 – INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us.  Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Experts

The audited financial statements of our company for the two most recent fiscal years ended January 31, 2016 and 2015 have been included in this Prospectus in reliance upon Saturna Group Chartered Professional Accountants LLP, an independent registered public accounting firm, as experts in accounting and auditing.

Legal Matters

The law firm of W.L. Macdonald Law Corporation has rendered a legal opinion regarding the validity of the shares of common stock offered by in this Registration Statement.  It is exhibit 5.1 to this Registration Statement of which this Prospectus is a part.

ITEM 11 – INFORMATION WITH RESPECT TO OUR COMPANY

DESCRIPTION OF OUR BUSINESS
Overview

We were incorporated under the laws of the state of Nevada on March 15, 2011 and are engaged in the production and marketing of icewine from Armenia.  Our fiscal year end is January 31. Our business office is currently located at 1805-141 Lyon Court, Toronto, Ontario, Canada, M6B 3H2.  The address of agent for service in Nevada and registered corporate office is c/o National Registered Agents, Inc. of Nevada, 100 East William Street, Suite 204, Carson City, NV, 89701. Our telephone number is (647) 640-3625.

What is Icewine?
Icewine is a rare dessert wine renowned for its intense flavors, rich bouquet and smoothness. It is produced from grapes that have been left on the vine after the fall harvest. When temperatures dip to -8ºC (18°F) (or lower) the frozen grapes are handpicked and pressed immediately to carefully release a thick, rich, yellow-gold liquid, highly concentrated in natural sugars and acidity.
How is Icewine produced?
Originally developed in the 1700s in the cool-climate wine regions of Europe—Germany and Austria—the production of Icewine is ideally suited to Armenia’s climatic conditions.
The grapes are left on the vine well into December and January. The ripe berries are dehydrated through the constant freezing and thawing during these winter conditions. This process concentrates the sugars, acids, and extracts in the berries, thereby intensifying the flavours and giving Icewine its complexity.
The entire vineyard must be protected and monitored to protect the sweet ripe berries from ravaging birds. Nevertheless, some of the crop is inevitably lost to wind damage.
The grapes are picked by hand in their naturally frozen state, ideally at temperatures of -8 to -10°C [18°F to 14°F], which sometimes forces harvesting in the middle of the night. Yields are very low, often as little as 5-10 percent of a normal yield. The frozen grapes are pressed in the extreme cold, often in the middle of the field to ensure that they don’t defrost.  Much of the water in the juice remains frozen during the pressing, and only a few drops of sweet concentrated juice are salvaged from each grape. If the grapes are allowed to warm during pressing, the juice will be diluted, affecting the quality of the wine. It is also critical to monitor the sweetness of the juice being extracted to ensure the highest quality.  The juice is then fermented very slowly for several months and stops naturally at approximately to 10-12 percent alcohol.
The quality of Icewine is primarily determined by how low the temperature drops at the time of harvest resulting in high extract, fullness, and concentration of aroma in the final product.
Why is Icewine expensive?
Icewine is expensive due to the production process. Icewines can range from $25 to $60 for a 200-millilitre bottle. The production of true Icewine is risky. Icewine producers leave select vineyards unharvested and wait for winter to set in. The fruit left on the vine after the normal fall harvest is vulnerable to rot, ravaging winds, hail, hungry birds and animals.
The making of Icewine is labour intensive. In order to ensure that the grapes are harvested when frozen solid, a trained workforce must be available to go out into the vineyards in the middle of the night at temperatures below -8°C (18°F) to pick the frozen grapes by hand. The grapes must be pressed immediately while they are still frozen.

Yields are small. It takes about 2 kilograms of grapes to produce one 200-millilitre bottle of Icewine. The same amount of grapes would produce five to six times as much table wine.

Icewine is rare. There are only a few countries in the world with the right climatic conditions that can produce Icewine. Presently, Canada is the world leader. Icewine requires a grape growing region with a continental climate: very hot in summer, to allow the proper ripening of the grapes, and very cold in winter to achieve the optimum freezing temperature of -8°C (18°F). Armenia is also one such country.

Business Plan

Armenia is a poor, landlocked country in the South Caucasus. Armenia is a former Soviet republic bordering Azerbaijan, Turkey, Iran and Georgia. The South Caucasus’ (Armenian and Georgia) is the birthplace of Vitis Vinifera, the original or mother grapevine. Armenia was historically an important region for wine but languished during the Soviet era due to lack of investment. The ruins of the oldest winery in the world from 4000 BC were discovered in Armenia in 2011.

The Company foresaw an opportunity to produce Icewine, a Canadian phenomenon, in Armenia. The name Armeau was chosen. “Arm” as in Armenian and “eau” as in French for water. French sounding names are often used by wine marketers to denote quality products.

Grapes for wine and labour costs in Armenia are relatively cheaper when compared to Canada or Germany. For example, the cost of grapes per kg is set every year by the Government of Armenia and is approximately 1/5 the cost of similar grapes in the Okanagan or Niagara Valley in Canada. Average Armenian salary is $342 per month in 2014. With an average retail price of $40 per 200 ml bottle, icewine produced in Armenia has the potential for profits. But the market is not Canada. Our focus will be on China and Russia where icewine is coveted as a prestigious product. Armenia also has a transportation advantage over Canada, as China and especially Russia can be accessed by overland routes.

In 2012, we produced the first icewine in Armenia. The icewine was deemed ready to drink in December 2015. 4,500-200 mL bottles were produced in total. 200 sample bottles were shipped to Canada for tasting and evaluation.We are storing the remainder balance of 4300 bottles in Armenia at our winemaker’s facilities. We do not anticipate selling these bottles as they will be needed as product samples to potential Distributors and their customers, and to evaluate the quality of the icewine over time.
Though this first vintage has been well received, we were not entirely satisfied with the results. The icewine was unable to reach the highest levels of Canadian standards of must weight (153.5 degrees Oechsle). The Oechsle Scale is a hydrometer scale measuring the density of grape which is an indication of grape ripeness and sugar content used in wine-making. Instead the standard achieved was the lower German standard (125 degrees Oechsle). The reason was although the grapes were picked at the right temperature (-10°C or -14°F), by the time the grapes were trucked to the only nearby facility to press, the temperature had risen. If the grapes are allowed to warm during pressing, the juice will be diluted, affecting the quality of the wine. We determined that in order to produce the highest quality icewine and ensure a significant increase in the volume we can produce in the future, we need to directly control the essential grape pressing process. Our solution is to purchase a small warehouse adjacent to the vineyards and to equip it with its own pressing equipment. This way we can purchase all the grapes we need directly from the growers in the village and press it immediately. To achieve these aims, we will need to raise funds. Our company will continue to use the vinification and bottling facilities of the EDVAG Group (“EDVAG”) for the foreseeable future.
Plan of Operation
Our plan of operation for the twelve months following the date of this prospectus is to implement the proposed business plan set out above. We anticipate that the total cost of this program could be up to $120,000.
As well, we anticipate spending an additional $30,000 on professional fees, including fees payable in connection with the filing of this registration statement, complying with reporting obligations and general administrative costs. Total expenditures over the next 12 months are therefore expected to be $120,000.
Currently, we have a cash balance of approximately $3,675 as of May 16 , 2016. Operations can be sustained for the next 12 months as operational expenditure is low and research/product development has been completed but additional funding will be needed to produce our second vintage.

Our business objectives for the next 12 months (beginning upon completion of this Offering), provided the necessary funding is available, are to:

•	Identify and purchase a warehouse-style building in our target village in Vayots Dzor province, Armenia;
•	Search and purchase a pneumatic press, settling tanks and other wine production equipment
•	Hire a local villager to act as liaison between our company and the farmers.
•	Renovate building to suit our needs
•	Install the pneumatic press and equipment
•	Find an itinerant pressman from the village and train on new press
•	Conclude distribution agreements for China and Russia
•	Determine the amount of icewine to produce for new vintage and reserve the appropriate amount of grapes.
•	Train farmers on proper vineyard maintenance and harvest methods.
We currently have enough funds on hand to pay for expenses associated with this offering. To complete the proposed objectives of our Business Plan we will require additional funding. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our objectives. We believe that debt financing will not be an alternative for funding the complete marketing program. We do not have any arrangements in place for any future equity financing.
Our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. Our management is prepared to provide us with short-term loans, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing. If we are unable to raise sufficient funds we will be forced to abandon our business plan. If this is the case we will have to find a more viable business plan or go out of business.
We have not and do not intend to seek debt financing by way of bank loan, line of credit or otherwise. Financial institutions do not typically lend money to start up companies with no stable source of revenue.
Activities to Date

In the summer of 2011, our company sought proposals from various icewine experts in Canada with the objective of producing icewine in Armenia.

On August 2, 2011, we accepted an icewine consultation proposal from Mr. Tilman Hainle of IMBIBEdesign. Mr. Hainle, along with his father, had produced the first icewine in Canada in 1978. Pursuant to this proposal, IMBIBEdesign outlined the scope of work, schedule, deliverables, and terms of agreement for the icewine design and production process in Armenia. Fees due to IMBIBEdesign under this proposal were approximately $9,700 which was initially estimated at $8,000 and comprised of billings at an hourly rate of $135/hour.
In September 2011, Mr. Hainle accompanied our company to Armenia. In Armenia, we contracted Mr. Gagik Melyan, the deputy director of the Scientific Centre of Viticulture for Armenia, Fruit-Growing and Wine-Making, to accompany our team to various grape growing regions in Armenia and to provide us with his scientific and expert guidance and supervision of vineyard activities in Armenia for the 2012 season.  The Scientific Centre of Viticulture for Armenia was founded in 1927 and is a research institute engaged in plant breeding since its inception, and in plant biotechnology since 1990. Activities concern grapes and other fruits. 60% of its budget is directed to germplasm enhancement. The 40% remaining is equally shared between line development and line evaluation.
On October 11, 2011, we entered into a contractor agreement with Mr. Melyan where we would compensate him $500 per month in exchange for his expertise. With the help of our experts, our company identified a village near the town of Areni in the province of Vayots Dzor that had the right climatic and soil conditions for Icewine production. Two indigenous Armenian grapes, one red and one white, were chosen to create our first vintage.

Our company then began negotiations with various local wine companies in Armenia, On October 11, 2011, our company and EDVAG Group entered into a wine services agreement (the “Wine Services Agreement”) whereas EDVAG Group agreed to provide wine-making services to produce a Canadian-style icewine under the tutelage of Mr. Hainle.

Under this agreement, EDVAG shall manage and realize the entire winemaking process under the guidance and direction of our company and our technical contractor(s). In exchange for these services provided by EDVAG, our company will compensate EDVAG as follows:

1.	Grape purchase prices are set every year by the Government of Armenia plus a 10% service charge.

2.	Vineyard Maintenance from October 1 to Harvest – $1000 per hectare per month.

3.	Harvest – $1200 per hectare.

4.	Full Production to bottling stage – for all batches $500/ton.

5.	Storage Price – Cost of $0.025 per litre per month calculated on expected final volume

6.	Icewine Care and Materials:

a.	Icewine care at $0.025/litre per month based on expected final volume; and
b.	Any materials used outside “standard icewine making additive”, as listed, to be charged at cost plus 10%.

7.	Filtering, Bottling & Labelling – $4.00 per dozen plus $250 set-up.

8.	Warehouse and Dispatch (Bottled Stock and Dry Goods) Warehouse Storage:

a.	Full Pallet (over half) $2.25/Week; and
b.	Part Pallet $2.25/Week.

9.	Dispatch:
a.	1 - 16 cartons $1.40 per carton;
b.	17 - over cartons $ 20.00 per dispatch; and
c.	Full Pallets $ 20.00 per dispatch.

We will also reimburse EDVAG for the following items procured for or on behalf of Armeau in the winemaking process at landed cost plus taxes. This Agreement will continue in force for a minimum period of 10 years. EDVAG is a wholly managed winemaking company duly registered in Armenia and operating in the CIS and international markets.

On October 15, 2011, 7000 m2 (0.7 hectares) of vineyard was reserved in a village in the province of Vayots Dzor Armenia. To reserve the vineyard, the vineyard owner was paid in advance on an estimated yield. EDVAG paid this advance on our behalf and we paid EDVAG back with an extra 10% service fee as per our agreement.  On January 23, 2012, six tons of white (Voskehat) and three tons of red (Areni) were harvested at a temperature of -10°C (14°F).

On February 6, 2012, we accepted a proposal by IMBIBEdesign to travel to Armenia again, this time to oversee the fermentation of our icewine. Pursuant to this proposal, IMBIBEdesign outlined the scope of work, schedule, deliverables, and terms of agreement for the icewine winemaking in Armenia. Fees due to IMBIBEdesign under this proposal were approximately $5,200 which included a lump sum of $3,600 and additional services, such as change in the scope of work by us that was billed at an hourly billing rates of $135/hour.

1250 litres of icewine were produced. The icewine produced consisted of 950 litres of white (Voskehat grape) and 300 litres of red (Areni grape). The red icewine was ultimately judged of insufficient quality and rejected. Due to technical problems, the bottling of the white icewine was delayed until December 2015 when the wine was deemed ready to drink. 4,500 bottles of white icewine were bottled and 200 bottles were sent to Canada December 2015 for sampling and evaluation.  We are using the remaining 4,300 bottles for tasting and sampling by potential customers and distributors.

On February 1, 2016, we entered into a distribution agreement with Alpha Food Services. Pursuant to this agreement, we agreed to grant the exclusive right to sell and distribute our icewine products in Armenia, Russia, and the Commonwealth of Independent States countries to Alpha Food Services for a term of three years.
The purchase price of icewine to Alpha Food shall be based on delivery to the warehouse of Alpha Food and shall include a mutually negotiated delivered price to said warehouse. Our company and Alpha Food shall negotiate any price increases for any icewine products at least 60 days prior to the effective date of any such increase. Alpha Food shall have the right to order one month of supply of the icewine products at the current price prior to any increase.

Our company and Alpha Food shall agree on our price to Alpha Food and Alpha Food’s price to its customers. All parties shall agree on an annual basis, or more frequently if required, as to the prices at which Alpha Food shall sell the icewine products to its customers.
In the event that our company and Alpha Food cannot agree on either price within 30 days of commencement of the negotiations, the prices then in effect for each of said prices will be increased by an amount equal to the change in the Consumer Price Index-All US over a period of months equal to the number of months since the last price increase for each price. This Agreement shall continue in full force and effect for a period of three years.
Milestones
Below is a brief description of our planned activities which we expect to commence immediately after the Offering is completed and the proceeds have been received and accepted.
Months 1 to 6 Following Completion of this Offering
Main Objectives:

•	Identify and purchase a warehouse-style building in our village in Vayots Dzor province, Armenia;
•	Search for a pneumatic press, settling tanks and other wine production equipment
•	Hire a person from the village to act as liaison between our company and the farmers.
•	Pursue distribution agreements for China and Russia
Based on the completion of the Offering, we will begin to search for and purchase a warehouse-style building to set up a wine pressing facility. The facility needs to be within minutes of the vineyards. After concluding the purchase, we will search Europe for a new or used pneumatic press that specializes in Icewine as well as other equipment that will be required. Concurrently we will hire a liaison who will help us meet with vineyard owners in the village to discuss our plans and the purchase of their harvests in the future.
Months 6 to 12 Following Completion of this Offering
Main Objectives:

•	Renovate building to suit our company’s needs
•	Purchase and install a pneumatic press and other equipment
•	Find an itinerant pressman from the village
•	Conclude distribution agreements for China and Russia
•	Determine the amount of Icewine to produce for new vintage and reserve the appropriate amount of grapes.
•	Train farmers on proper vineyard maintenance and harvest methods.
Between months 6 to 12, we will make the necessary renovations to the building to suit our needs. We will conclude the purchase of press equipment and install them in the facility. Meanwhile, we will search for an experienced pressman and an assistant we can employ during harvest. With the help of our liaison, we will reserve the necessary hectares of grapes for the following vintage by paying a deposit to the farmers. In Armenia, most of the vineyards are owned by individual farmers who were given one and two hectare plots during the Soviet era. The Government of Armenia sets the minimum price of grapes each year prior to the harvest. If we agree to pay a little extra from the set price, we can have all the grapes we want. In addition, we will negotiate a fee for the vineyard owner to take care of the grapes until the harvest. We will train the farmers on proper vineyard maintenance and Icewine harvesting methods. We believe the extra services these farmers provide to our company will be a welcome extra income for them.

We hope by then to have agreements in place with distributors in China.

Bottling and Design

An attractive presentation is essential for a luxury product like icewine. An elegant logo was developed and a premium bottle was sourced from Italy and adorned with an appropriately designed label. A little booklet which hangs from the neck of the bottle was also designed and printed. The website www.armeaubrands.com was also developed.

Pricing
Even though the cost to produce icewine in Armenia is lower than Canadian or German icewines, the Company believes it should still pursue a “premium” product positioning in the market. We anticipate that the cost of goods will go down as manufacturing volumes increase but we have no assurance that volume will increase or cost of goods will decrease if volume does increase.
Distribution

We have one agreement with a distributor at this time. On February 1, 2016, we entered into a distribution agreement with Alpha Food Services. Pursuant to this agreement, we agreed to grant the exclusive right to sell and distribute our icewine products in Armenia, Russia, and the Commonwealth of Independent States countries to Alpha Food Services for a term of three years.

We have begun the process of contacting additional distributors in China in order to negotiate agreements to market our product in those countries.
Competition
Canada is the world’s largest manufacturer of icewine and makes much more than all the other countries put together. In 2014, Canada produced 2.5 million bottles worth on average approximately $70 million retail. People relate to Canada as a top icewine producer due to the well-known cold Canadian winters. Canada’s top international awards are dominated by icewine.
While Germany and Austria also makes icewine, their winters are not cold enough to consistently produce icewine every year.
Counterfeit icewines made by cryoextraction (the process by which grapes are frozen with refrigeration and pressed) have become prominent items in retail stores across Asia bearing false labels. These “freezer wines” lack the intensity and complexity of authentic icewines. Freezer-frozen grapes will usually not have hung on the vines as long, undergoing the physical and chemical changes that give authentic icewines their unique aromas and flavors. Even more of a problem are artificially sweetened icewines. Some estimate that as much as 50% of icewines sold in China are fake.
Target market
Icewine has proven particularly popular in Asia Pacific and Southeast Asian markets in recent years, as the fascination with icewine’s unique production (i.e. handpicked frozen grapes during winter months) is widespread among these regions’ consumers. In fact, icewine is a “sought after/exclusive” product and is often purchased when visiting Canada as gifts or investments. The growth of Canadian Icewine in Asian markets is realized firsthand in export data; approximately 74% of Canadian icewine is exported to Asian markets. Furthermore, seven of the top ten Canadian icewine export destinations are Asian countries, signifying the popularity of the dessert wine in this region.
In 2014, the Canadian Vintners Association (“CVA”) stated that icewine export value was $19.4 million and volume 228,500 litres. Furthermore, the CVA stated that China is the number one export market for Canada, with over $8 million of icewine (103,566 L) exported in 2014. The top 10 icewine export markets in 2014 were China, South Korea, Singapore, Hong Kong, Taiwan, Japan, United States, United Kingdom, Malaysia and France, representing 96.8% of icewine export sales volume.
Chinese consumers are attracted to the taste profile of the concentrated, rich icewine. They are impressed with the international awards and the prestige that accompanies icewine and they have a much stronger gifting culture.

Rising incomes, especially in urban areas, have led to greater demand for high quality prestige products that can demonstrate wealth and convey status. In urban areas, there is also greater receptiveness to new types of alcoholic beverages, niche products and imported drinks like icewine.

Russia being a trade partner to Armenia is also a major potential market for our company. Canadian icewine has not yet made inroads in Russia. However, sweet wines do dominate this market. Russians, like the Chinese, generally have a sweeter taste preference for wines than in the Western world. Also the taste for premium, and prestigious material possession and status remain important to Russians. We believe icewine has the potential to capture these trends.

Suppliers
We signed a formal, long-term agreement with EDVAG Group to produce our icewine in Armenia. The contract is based on an à la carte pricing menu whereas we can purchase services as needed. Our intellectual rights, which includes our trade secrets in icewine making, are protected in the agreement.
Patents and Trademarks
Previously, we were granted an Armenian trademark registration for “Armeau”. In 2012, we started the process of a US trademark. Unfortunately, after spending a considerable amount of money on legal services, the trademark registration lapsed due to our inability to demonstrate use of the trademark, which is a requirement in registering a trademark, because of our delays in production of our icewine. Once we have the funds and are in a position to register our trademark, we will begin the process again.
Employees

We have no employees other than our sole director and officer. Management and office administration services are provided by Cassandra Tavukciyan.

Distribution Methods
Our winemaker, EDVAG Group, provides warehousing and distribution services from their location in Yerevan, Armenia.  They will bill us on a monthly basis for these services.
Government Regulation

Our operations are subject to numerous federal, state and local laws and regulations in areas such as food and beverage, alcohol, consumer protection, government contracts, trade, environmental protection, labor and employment, tax, licensing and others. For example, in the Canada and U.S., most federal and local governments have alcohol laws and regulations directed specifically toward our industry, including even environmental laws. In certain jurisdictions, we will have to obtain licenses or permits in order to comply with standards governing environmental regulations and the sale of alcoholic beverages.

The alcoholic beverage industry is also subject to requirements, codes and standards imposed by various insurance, approval and listing and standards organizations. Depending upon the type of alcoholic beverage and requirements of the applicable local governmental jurisdiction, adherence to the requirements, codes and standards of such organizations is mandatory in some instances and voluntary in others.

We do not believe that compliance with government regulation will have a material impact on the way we conduct our business.  Given the alcohol related content that will be available on our website, we will implement appropriate safeguards and electronic warnings to ensure that visitors to our site are aware of any age related restrictions that may be applicable to them while visiting our site and are abiding by applicable laws regarding alcohol (such as age verification and ensure that all applicable duties and taxes are paid).  Furthermore, our distributors will be contractors who are experienced in alcoholic beverage distribution and product sold over the internet can be verified by either credit card information and limited by internet proxy information.

The effects of material regulations on wine businesses are:
1.	limitation of sales to specific jurisdictions/geographic areas;
2.	limitation of sales to specific consumers;
3.	compliance of food and beverage qualitative standards and measures;
4.	increased cost due to compliance with duties, permitting and regulation; and
5.	compliance and limitation of means of marketing, sales and advertising of products.

DESCRIPTION OF PROPERTY
Presently, we do not own any interests in any real property. Our sole director and officer, has provided us with office space in her residence. This location currently serves as our primary office for planning and implementing our business plan. This space is currently sufficient for our purposes, and we expect it to be sufficient for the foreseeable future.  Our sole director and officer does not charge our company for use of this space.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

MARKET FOR OUR COMMON STOCK
Market Information
There is no established public market for our common stock.

After the effective date of the registration statement of which this prospectus is a part, we intend to seek a market maker to file an application with FINRA to have our common stock quoted on the OTCQB. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker who is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the OTCQB, or, even if quoted, a public market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.
We have 7,500,000 shares issued and outstandingas of May 17, 2016 . There are no outstanding options, warrants, or other securities that are convertible into shares of common stock. There are no outstanding options, warrants, or other securities that are convertible into shares of common stock.

Outstanding Options, Warrants or Convertible Securities

As of the date of this Prospectus, we do not have any outstanding options, or warrants to purchase our common stock or securities convertible into shares of our common stock.

Rule 144 Shares

In general, under Rule 144, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock for at least six months would be entitled to sell them without restriction, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is an affiliate and who has beneficially owned shares of our company’s common stock for at least six months, subject to the continued availability of current public information about us, is entitled to sell within any three month period a number of shares that does not exceed the greater of:
1.	one percent of the number of shares of our company’s common stock then outstanding, which, in our case, will equal approximately 150,000 shares as of the date of this Prospectus; or

2.	the average weekly trading volume of our company’s common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Rule 144 is not available for either a reporting or non-reporting shell company, as defined under Rule 405 of the Securities Act, unless our company: has ceased to be a shell company; is subject to the Exchange Act reporting obligations; has filed all required Exchange Act reports during the preceding twelve months; and at least one year has elapsed from the time the company filed with the SEC, current Form 10 type information reflecting its status as an entity that is not a shell company.

Registration Rights

We are paying the expenses of the offering because we seek to develop a market for our common stock.  We believe that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors.  In the near future, in order for us to continue with our icewine production and distribution business plan, we may need to raise additional capital.
Holders
There was one holder of record of our common stock as of May 17 , 2016.
Securities Authorized for Issuance under Equity Compensation Plans
We do not have any compensation plan under which equity securities are authorized for issuance.

FINANCIAL STATEMENTS

Our fiscal year end is January 31. Our financial statements are stated in U.S. dollars and are prepared in conformity with generally accepted accounting principles of the United States (US GAAP).

This Prospectus includes the following financial statements:

•	Audited financial statements of our company for fiscal years ended January 31, 2016 and 2015.

The financial statements appear beginning on page F-1.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION
The following discussion of our financial condition and results of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements and information relating to our business that reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties, including the risks in the section entitled Risk Factors beginning on page 9, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.
These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.
Overview
Our company was incorporated under the laws of the state of Nevada on March 15, 2011. We seek to significantly expand the production of our icewine product which we produce in Armenia.
Our offices are currently located at 1805-141 Lyon Court, Toronto, Ontario, Canada, M6B 3H2. Our telephone number is Tel: (647) 640-3625. We have a website at www.armeaubrands.com, however, the information contained on our website does not form a part of the registration statement of which this prospectus is a part.
Results of Operations – From inception to January 31, 2016
We did not earn any revenues from March 15, 2011 (date of inception) to January 31, 2016.  However, we did produce 4,500 bottles of icewine which will be used for product sampling and marketing to potential customers and distributors.  We have not commenced the marketing stage of our business, other than the review of data and online research, the development of a logo and label, selection of a bottle, mini-product brochure and the development of a website www.armeaubrands.com, and can provide no assurance that we will generate revenue from the proposed sale of our beverages.
During the year ended January 31, 2016, we incurred operating expenditures and a net loss of $6,464 compared to operating expenditures and a net loss of $553 during the year ended January 31, 2015.  The increase in our operating expenditures and net loss was due to $3,051 of product development costs for the first production of ice wine that is being used for marketing and product promotion purposes with no expectation of resale, and professional fees of $3,159 for legal and accounting costs relating to our day-to-day operations.
We incurred a net loss per share of $0.03 for the year ended January 31, 2016 compared to a net loss per share of $5.53 for the year ended January 31, 2015.  On January 20, 2016, we issued 7,500,000 common shares to our President and Director for proceeds of $15,000, which was received on February 8, 2016.  We did not have any capital transactions during the year ended January 31, 2015.
Purchase or Sale of Equipment
We expect over the next twelve months to purchase building and wine pressing equipment for our operations, if we can raise sufficient funds to proceed with the acquisitions.

Liquidity and Capital Resources
As of the date of this registration statement, we have not generated any revenues from our proposed business operations.
As at January 31, 2016, we had cash and total assets of $15 compared to cash and total assets of $109 as at January 31, 2015.
As at January 31, 2016, we had total liabilities of $62,696 compared to total liabilities of $56,326 at January 31, 2015.  The increase in total liabilities was due to the fact that we incurred operating expenses and did not have any cash receipts from operating, investing, or financing activities.  Currently, our day-to-day operations are funded by proceeds from the President and Director of our company.
Our working capital deficit at January 31, 2016 was $62,681 compared to $56,217 at January 31, 2015.  The increase in our working capital deficit was due to operating expenditures that were incurred and paid for by our President and Director on behalf of the company.
In the event we are unable to raise sufficient funds in this Offering or possible alternative sources, then we may be unable to continue, develop, and expand our operations. There are also no plans or expectations to acquire or sell any plant or plant equipment in the first full year of operations.
We currently have no external sources of liquidity, such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.
We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs.  Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.
If we are unable to raise the funds required to fund our operations, we will seek alternative financing through other means, such as borrowings from institutions or private individuals.  There can be no assurance that we will be able to raise the capital we need for our operations from the sale of our securities.  We have not located any sources for these funds and may not be able to do so in the future.  We expect that we will seek additional financing in the future.  However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations.  If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to cease operations.  If we fail to raise funds, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.
Cashflows from Operating Activities
For the year ended January 31, 2016, we used cash of $94 for operating activities compared to $253 for the year ended January 31, 2015.  As we have not raised any financing or received any receipts from operating activities, our operations are currently being funded by our President and Director.
Cashflows from Investing Activities
For the year ended January 31, 2016 and 2015, we did not have any investing activities.
Cashflows from Financing Activities
For the year ended January 31, 2016 and 2015, we did not have any financing activities.  On February 8, 2016, we received $15,000 from the President and Director of the company for the issuance of 7,500,000 common shares of the company.
We have no current commitment from our officers and Directors or any of our shareholders to supplement our operations or provide us with financing in the future. If we are unable to raise additional capital from conventional sources and/or additional sales of stock in the future, we may be forced to curtail or cease our operations. Even if we are able to continue our operations, the failure to obtain financing could have a substantial adverse effect on our business and financial results.
In the future, we may be required to seek additional capital by selling debt or equity securities, selling assets, or otherwise be required to bring cash flows in balance when we approach a condition of cash insufficiency. The sale of additional equity or debt securities, if accomplished, may result in dilution to our then shareholders. We provide no assurance that financing will be available in amounts or on terms acceptable to us, or at all.
We issued 7,500,000 shares of common stock through a Section 4(2) offering on January 20, 2016. Ms. Tavukciyan purchased the shares at a price of $0.002 per common share for total cash consideration of $15,000.
Our company estimates the need for approximately $120,000 of additional funding during the next 12 months to commence our business operations as planned. If we are unable to raise adequate working capital for fiscal 2016, we will be restricted in the implementation of our business plan.
Expenditures
The following chart provides an overview of our budgeted expenditures for the 12 months following the completion of this Offering.  The expenditures are categorized by significant area of activity.
Legal and Accounting -	$30,000
Salaries	30,000
Purchase of land and building -	20,000
Renovations to building	10,000
Purchase of grape pressing and other equipment	20,000
Production expenses for 2016/2017 vintage	10,000
$120,000

As of May 16 , 2016, we have cash on hand of approximately $3,675.
Going Concern
As shown in the accompanying financial statements, we have an accumulated deficit of $62,781 since inception, a stockholders' deficit of $62,681 at January 31, 2016 and a working capital deficit of $62,681.  These conditions among others raise substantial doubt as to our ability to continue as a going concern.  In response to these conditions, we may raise additional capital through the sale of equity securities, through an offering of debt securities or through borrowings from financial institutions or individuals.  The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.
Critical Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. It also requires management to exercise its judgment in the processing of applying our company’s accounting policies. Our company regularly evaluates estimates and assumptions related to deferred income tax valuation allowances.  Our company bases its estimates and assumptions on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. The impacts of such estimates and judgments are pervasive throughout the financial statements, and may require accounting adjustments based on future occurrences. Revisions to accounting estimates and judgments are recognized in the period in which the estimate is revised and future periods if the revision affects both current and future periods. The actual results experienced by our company may differ materially and adversely from our company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.
Revenue Recognition
Our company derives revenue from the sale of ice wine.  In accordance with ASC 605, “Revenue Recognition”, revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the amount is fixed and determinable, and collectability is reasonably assured.
Inventory
Inventory is comprised of work-in-process and finished goods relating to the production and distribution of ice wine, and is recorded at the lower of cost or net realizable value on a first-in first-out basis.  Our company establishes inventory reserves for estimated obsolete or unsaleable inventory equal to the difference between the cost of inventory and the estimated realizable value based upon assumptions about future and market conditions.
Recent Accounting Pronouncements
Our company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.
Off-Balance Sheet Arrangements
We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have not had any changes in or disagreements with our independent public accountants since our inception.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
This item is not required by smaller reporting companies.

DIRECTORS AND OFFICERS
All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Age	Position
Cassandra Tavukciyan	23	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

Cassandra Tavukciyan
Cassandra Tavukciyan is our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and sole Director and has served in these capacities since January 20, 2016.
From February 2015 to March 2015, Ms. Tavukciyan was a member representative at the Royal Ontario Museum. Previously, she was also a vistors services representative at the Museum of Vancouver.  From September 2013 to January 2014, Ms. Tavukciyan was an intern at the Canadian Photographic Portfolio Society. Prior to these experiences, Ms. Tavukciyan was studying in university.
Born in Canada of Armenian heritage, she has two passions in her life, her Armenian heritage and wine. She has visited Armenia many times on behalf of Church-affiliated groups like CYMA (Canadian Youth Mission to Armenia) and continues to expand her wine-making knowledge. Inspired by an observation by her father that icewine production would be perfectly suited for Armenia, she decided to merge these passions. In addition, her background in art is an asset in creating a brand of icewine and marketing of our products.  Furthermore, she is fluent in Armenian, English and French which is seen as an asset to work global within the icewine industry. As we intend to distribute our products globally, her ability to communicate and market the company is an asset.  Although relatively young and above all else, her passion for icewine and the icewine industry is one of the primary reasons she serves as our sole director and officer.
She is a graduate of Emily Carr University with a Bachelor of Arts in 2014. In addition, she is currently working towards a Masters degree from Ryerson University in Toronto, Ontario.
Other Directorships
Ms. Tavukciyan does not hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.
Board of Directors and Director Nominees

Since our Board of Directors does not include a majority of independent directors, the decisions of the Board regarding director nominees are made by persons who have an interest in the outcome of the determination.  The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted. Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which the slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders.  If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission.  The letter should be accompanied by a résumé supporting the nominee’s qualifications to serve on the Board, as well as a list of references.
The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders.  Once a candidate has been identified, the Board reviews the individual’s experience and background and may discuss the proposed nominee with the source of the recommendation.  If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.
Some of the factors which the Board considers when evaluating proposed nominees include their knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions.  The Board may request additional information from each candidate prior to reaching a determination.  The Board is under no obligation to formally respond to all recommendations, although as a matter of practice, it will endeavor to do so.
Conflicts of Interest
Our director is not obligated to commit her full time and attention to our business and, accordingly, she may encounter a conflict of interest in allocating her time between our operations and those of other businesses.  In the course of her other business activities, she may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which she owes a fiduciary duty. As a result, she may have conflicts of interest in determining to which entity a particular business opportunity should be presented.  She may also in the future become affiliated with entities, engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to a corporation if:
•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.
We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.
Significant Employees
Other than as described above, we do not expect any other individuals to make a significant contribution to our business.
Legal Proceedings
To the best of our knowledge, none of our directors or executive officers has, during the past ten years:
•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to, among other persons, members of our board of directors, our company's officers including our president, chief executive officer and chief financial officer, employees, consultants and advisors. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

1.	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2.
full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by us;

3.	compliance with applicable governmental laws, rules and regulations;

4.	the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

5.	accountability for adherence to the Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics requires, among other things, that all of our company's senior officers commit to timely, accurate and consistent disclosure of information; that they maintain confidential information; and that they act with honesty and integrity.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly senior officers, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal and state securities laws. Any senior officer, who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to our company. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our company's Code of Business Conduct and Ethics by another.

Our Code of Business Conduct and Ethics is attached hereto as Exhibit 14. We will provide a copy of the Code of Business Conduct and Ethics to any person without charge, upon request.

Audit Committee and Audit Committee Financial Expert

Our board of directors has determined that it does not have a member of its audit committee that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K, and is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date. In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our directors do not believe that it is necessary to have such committees because they believe the functions of such committees can be adequately performed by the members of our board of directors.

EXECUTIVE COMPENSATION
 The particulars of the compensation paid to the following persons:
•	our principal executive officer;

•	each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended January 31, 2016 and 2015; and
•	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended January 31, 2016 and 2015, who we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:
SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Cassandra Tavukciyan(1)	2016	-	-	-	-	-	-	Nil	Nil
Arto Tavukciyan (2)	2016	-	-	-	-	-	-	Nil	Nil
	2015	-	-	-	-	-	-	Nil	Nil

(1)	Ms. Tavukciyan was appointed President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director on January 20, 2016.
(2)	Mr. Arto Tavukciyan resigned as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director on January 20, 2016.
Cassandra Tavukciyan is our sole director and officer.
Grants of Plan-Based Awards Table
We did not grant any awards to our named executive officers in during our fiscal year ended January 31, 2016.
Outstanding Equity Awards at Fiscal Year End
There were no unexercised options, stock that has not vested and equity incentive plan awards for our named executive officers during the last two fiscal years.
Option Exercises
During our fiscal year ended January 31, 2016, there were no options exercised by our named officers.
Compensation of Directors
We did not provide any compensation to Ms. Tavukciyan for performing her services as our director since the inception of our company.
Pension, Retirement or Similar Benefit Plans
There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management
None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.
Compensation Committee Interlocks and Insider Participation
During 2011, we did not have a compensation committee or another committee of the board of directors performing equivalent functions. Instead the entire board of directors performed the function of compensation committee. Our board of directors approved the executive compensation, however, there were no deliberations relating to executive officer compensation during 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the ownership, as of May 17 , 2016, of our common stock by each of our directors and executive officers, by all of our executive officers and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities.  As of May 17 , 2016, there were 7,500,000 shares of our common stock issued and outstanding not assuming the completion of the Offering.  All persons named have sole voting and investment control with respect to the shares, except as otherwise noted.  The number of shares described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this registration statement.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class
Cassandra Tavukciyan 1805-141 Lyon Court, Toronto, Ontario, Canada, M6B 3H2	7,500,000(2)	100%

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on May 17 , 2016. As of May 17 , 2016, we had 7,500,000 shares of our common stock issued and outstanding assuming the completion of the Offering. All figures assume full dilution of convertible securities held.

(2)	If the Offering is completed, we will have 15,000,000 shares issued and outstanding and Ms. Tavukciyan will hold 50% of those shares.
Changes in Control
As of May 17 , 2016, we are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
As of May 17 , 2016, we owed $59,537 to the President of our company for expenses paid on our behalf.  The amount owing is unsecured, non-interest bearing, and due on demand.
There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Promoters and Certain Control Persons
Ms. Tavukciyan is a promoter as defined in Rule 405 of Regulation C due to her participation in management of our business and company.

Arto Tavukciyan is a promoter as defined in Rule 405 of Regulation C as he initially founded and incorporated our company and commenced its first operations. Notwithstanding his initial subscription for 100 shares for $1.00 (which he subsequently re turned to our treasury for cancellation in exchange for $1.00 on January 20, 2016 ), Mr. Tavukciyan received or is to receive no value, directly or indirectly, no assets, services or other consideration from our company.  Furthermore, Mr. Tavukciyan received or is to receive no assets acquired or are to be acquired.

Corporate Governance

We currently act with one director – Ms. Tavukciyan.

We do not have a standing audit, compensation or nominating committee, but our entire board of directors acts in such capacities. We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have a standing audit, compensation or nominating committee because we believe that the functions of such committees can be adequately performed by the board of directors. Additionally, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.
REPORTS TO SECURITY HOLDERS
We are not currently a reporting company, but upon effectiveness of the registration statement of which this prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC’s Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
DIVIDEND POLICY
We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain any earnings to develop and market our services. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

ITEM 12A - DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITES ACT LIABILITIES
Nevada law provides that we may indemnify our directors and officers to the fullest extent.
The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
LEGAL REPRESENTATION
W.L. Macdonald Law Corporation will pass upon the validity of the common stock offered hereby.
EXPERTS
The financial statements included in this prospectus, and in the registration statement of which this prospectus is a part, have been audited by Saturna Group Chartered Professional Accountants LLP, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us, nor was any such person connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.
WHERE YOU CAN GET MORE INFORMATION
In accordance with the Securities Act of 1933, we are filing with the SEC a registration statement on Form S-1, of which this prospectus is a part, covering the securities being offered by the Registrant. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement. For further information regarding both our company and our common stock, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10am and 3pm, and on the SEC Internet site at http:\\www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

ARMEAU BRANDS INC.
Financial Statements
January 31, 2016 and 2015
(Expressed in U.S. dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of Armeau Brands Inc.
We have audited the accompanying balance sheets of Armeau Brands Inc. as of January 31, 2016 and 2015, and the related statements of operations and comprehensive loss, stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Armeau Brands Inc. as of January 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.
The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficit and an accumulated deficit since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP
Saturna Group Chartered Professional Accountants LLP
Vancouver, Canada
February 26, 2016

ARMEAU BRANDS INC.
Balance Sheets
(Expressed in U.S. dollars)

	January 31, 2016 $	January 31, 2015 $

ASSETS
Current assets
Cash	15	109
Total assets	15	109

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	3,159	–
Due to related party (Note 3)	59,537	56,326
Total liabilities	62,696	56,326
Nature of operations and continuance of business (Note 1)
Subsequent event (Note 6)
Stockholders’ deficit
Common stock
Authorized: 200,000,000 common shares, $0.001 par value 7,500,000 and 100 shares issued and outstanding, respectively	7,500	1
Additional paid-in capital	7,600	99
Share subscriptions receivable (Note 4)	(15,000)	–
Deficit	(62,781)	(56,317)
Total stockholders’ deficit	(62,681)	(56,217)
Total liabilities and stockholders’ deficit	15	109

(The accompanying notes are an integral part of these financial statements)

ARMEAU BRANDS INC.
Statements of Operations and Comprehensive Loss
(Expressed in U.S. dollars)

	Year Ended	Year Ended
	January 31,	January 31,
	2016	2015
	$	$
Operating expenses
General and administrative	254	553
Product development	3,051	–
Professional fees	3,159	–
Total operating expenses	6,464	553
Net loss and comprehensive loss	(6,464)	(553)
Basic and diluted loss per share	(0.03)	(5.53)
Weighted average shares outstanding	226,124	100

(The accompanying notes are an integral part of these financial statements)

ARMEAU BRANDS INC.
Statement of Stockholders’ Deficit
(Expressed in U.S. dollars)

			Additional	Share
	Common Stock		Paid-In	Subscriptions
	Shares	Amount	Capital	Receivable	Deficit	Total
	#	$	$	$	$	$

Balance, January 31, 2014	100	1	99	–	(55,764)	(55,664)

Net loss for the year	–	–	–	–	(553)	(553)

Balance, January 31, 2015	100	1	99	–	(56,317)	(56,217)

Issuance of shares	7,500,000	7,500	7,500	(15,000)	–	–

Cancellation of shares	(100)	(1)	1	–	–	–

Net loss for the year	–	–	–	–	(6,464)	(6,464)

Balance, January 31, 2016	7,500,000	7,500	7,600	(15,000)	(62,781)	(62,681)

(The accompanying notes are an integral part of these financial statements)

ARMEAU BRANDS INC.
Statements of Cash Flows
(Expressed in U.S. dollars)

	Year Ended	Year Ended
	January 31,	January 31,
	2016	2015
	$	$

Operating activities

Net loss	(6,464)	(553)

Changes in operating assets and liabilities:

Accounts payable	3,159	–
Due to related party	3,211	300

Net cash used in operating activities	(94)	(253)

Decrease in cash	(94)	(253)

Cash, beginning of year	109	362

Cash, end of year	15	109

Supplemental disclosures:

Interest paid	–	–
Income taxes paid	–	–

(The accompanying notes are an integral part of these financial statements)

ARMEAU BRANDS INC.
Notes to the Financial Statements
January 31, 2016 and 2015
(Expressed in U.S. dollars)

1.	Nature of Operations and Continuance of Business
Armeau Brands Inc., (the “Company”), was incorporated in the State of Nevada on March 15, 2011. The Company’s business objectives are to produce and market its own brand of icewine that is using grapes harvested in Armenia, with the plan to export its ice wine to China and Russia.
These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholder, the ability of the Company to obtain necessary debt or equity financing to continue operations, and the attainment of profitable operations. As at January 31, 2016, the Company has a working capital deficiency of $62,681 and accumulated losses of $62,781 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.
2.	Significant Accounting Policies
(a)	Basis of Presentation
These financial statements and related notes are prepared in accordance with accounting principles generally accepted in the United States and are expressed in U.S. dollars. The Company’s fiscal year-end is January 31.
(b)	Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. It also requires management to exercise its judgment in the processing of applying the Company’s accounting policies. The Company regularly evaluates estimates and assumptions related to deferred income tax valuation allowances.  The Company bases its estimates and assumptions on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. The impacts of such estimates and judgments are pervasive throughout the financial statements, and may require accounting adjustments based on future occurrences. Revisions to accounting estimates and judgments are recognized in the period in which the estimate is revised and future periods if the revision affects both current and future periods. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.
(c)	Cash and Cash Equivalents
The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.
(d)	Income Taxes
The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred income tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred income tax assets to the amount that is believed more likely than not to be realized.

ARMEAU BRANDS INC.
Notes to the Financial Statements
January 31, 2016 and 2015
(Expressed in U.S. dollars)

2.    Significant Accounting Policies (continued)
(e)	Foreign Currency Translation
The Company’s functional and reporting currency is the U.S. dollar. Transactions may occur in foreign currencies and management has adopted ASC 830, “Foreign Currency Translation Matters”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the statement of operations.
(f)	Financial Instruments and Fair Value Measures
ASC 820, “Fair Value Measurements and Disclosures”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:
Level 1
Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.
Level 2
Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.
Level 3
Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.
The Company’s financial instruments consist principally of cash, accounts payable, and amount due to a related party. Pursuant to ASC 820, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.
(g)	Revenue Recognition
The Company derives revenue from the sale of ice wine.  In accordance with ASC 605, “Revenue Recognition”, revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the amount is fixed and determinable, and collectability is reasonably assured.
(h)	Inventory
Inventory is comprised of work-in-process and finished goods relating to the production and distribution of ice wine, and is recorded at the lower of cost or net realizable value on a first-in first-out basis.  The Company establishes inventory reserves for estimated obsolete or unsaleable inventory equal to the difference between the cost of inventory and the estimated realizable value based upon assumptions about future and market conditions.

ARMEAU BRANDS INC.
Notes to the Financial Statements
January 31, 2016 and 2015
(Expressed in U.S. dollars)

2.	Summary of Significant Accounting Policies (continued)
(i)	Loss Per Share
Basic earnings (loss) per share is computed by dividing the net income or loss applicable to common shares of the Company by the weighted average number of common shares outstanding for the relevant period. Diluted loss per share is computed by dividing the net income or loss applicable to common shares by the sum of the weighted average number of common shares issued and outstanding and all additional common shares that would have been outstanding, if potentially dilutive instruments were converted. As at January 31, 2016 and 2015, the Company had no potentially dilutive shares outstanding.
(j)	Comprehensive Loss
ASC 220, “Comprehensive Income” establishes standards for the reporting and display of comprehensive income and its components in the financial statements.  As at January 31, 2016 and 2015, the Company had no items that affected comprehensive loss.
(k)	Recent Accounting Pronouncements
The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.
3.	Related Party Transactions
As at January 31, 2016, the Company owed $59,537 (2015 - $56,326) to the President of the Company, which is unsecured, non-interest bearing, and due on demand.
4.	Share Capital
Authorized: 200,000,000 common shares with $0.001 par value
(a)   On January 20, 2016, the Company issued 7,500,000 common shares to the President of the Company for proceeds of $15,000, which was received subsequent to January 31, 2016. Refer to Note 6.

(b)   On January 20, 2016, the Company cancelled 100 common shares that were issued on incorporation.

5.	Income Taxes
The Company is subject to United States federal and state income taxes at a rate of 34% (2015 – 34%) per annum. The reconciliation of the provision for income taxes at the statutory rate compared to the Company’s income tax expense as reported is as follows:
	2016 $	2015 $

Income tax recovery at statutory rate	(2,198)	(188)
Valuation allowance change	2,198	188
Provision for income taxes	–	–

ARMEAU BRANDS INC.
Notes to the Financial Statements
January 31, 2016 and 2015
(Expressed in U.S. dollars)

5.	Income Taxes (continued)
The significant components of deferred income tax assets and liabilities as at January 31, 2016 and 2015 are as follows:
	2016 $	2015 $

Net operating losses carried forward	21,346	19,148
Valuation allowance	(21,346)	(19,148)
Net deferred income tax asset	–	–
The Company has net operating losses carried forward of $62,781 available to offset taxable income in future years which expires at the beginning of fiscal 2032.
6.	Subsequent Event
On February 8, 2016, the Company received proceeds of $15,000 for the 7,500,000 common shares issued to the President of the Company.  Refer to Note 4(a).

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 – OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

No expenses will be borne by the Selling Security Holders.  Our estimated expenses in connection with the issuance and distribution of the securities being registered in this Prospectus are as follows:

Commission filing fee	$15
Legal fees and expenses	14,485
Accounting fees and expenses	10,500
Printing and marketing expenses	Nil
Miscellaneous	5,000
Total	$30,000

ITEM 14 – INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of our company will be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the unlawful payment of dividends. In addition, our bylaws permit for the indemnification and insurance provisions in Chapter 78 of the NRS.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling our company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Further, in the normal course of business, we may have in our contracts indemnification clauses, written as either mutual where each party will indemnify, defend, and hold each other harmless against losses arising from a breach of representations or covenants, or out of intellectual property infringement or other claims made against certain parties; or single where we have agreed to hold certain parties harmless against losses etc.

Our Bylaws

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 15 – RECENT SALES OF UNREGISTERED SECURITIES

On January 20, 2016, we entered into a private placement agreement with Cassandra Tavukciyan (the “Subscriber”).  Pursuant to the agreement, we agreed to the issuance of an aggregate of 7,500,000 common shares in our capital stock at a purchase price of $0.002 per share, for total proceeds of $15,000.

On January 20, 2016, we issued an aggregate of 7,500,000 common shares to Ms. Tavukciyan who is a non-US persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

ITEM 16 – EXHIBITS

Exhibit Number	Exhibit Description

3.1	Articles of Incorporation of Armeau Brands Inc. (incorporated by reference to our Registration Statement on Form S-1 filed on March 15, 2016 as Exhibit 3.1).

3.2	Bylaws of Armeau Brands Inc. (incorporated by reference to our Registration Statement on Form S-1 filed on March 15, 2016 as Exhibit 3.2).

5.1	Legal Opinion of W.L. Macdonald Law Corporation.

10.1	Armenian Icewine Consultation Proposal with IMBIBEdesign dated August 2, 2011. (incorporated by reference to our Registration Statement on Form S-1 filed on March 15, 2016 as Exhibit 10.1).

10.2	Independent Contractor Agreement with Gagik Melyan dated October 11, 2011. (incorporated by reference to our Registration Statement on Form S-1 filed on March 15, 2016 as Exhibit 10.2).

10.3	Wine Services Agreement with EDVAG Group dated October 11, 2011. (incorporated by reference to our Registration Statement on Form S-1 filed on March 15, 2016 as Exhibit 10.3).

10.4	Armenian Icewine-Making Proposal with IMBIBEdesign dated February 6, 2012. (incorporated by reference to our Registration Statement on Form S-1 filed on March 15, 2016 as Exhibit 10.4).

10.5	Distribution Agreement with Alpha Food Services dated February 1, 2016. (incorporated by reference to our Registration Statement on Form S-1 filed on March 15, 2016 as Exhibit 10.5).

14.1	Code of Ethics and Business Conduct. (incorporated by reference to our Registration Statement on Form S-1 filed on March 15, 2016 as Exhibit 14.1).

23.1	Consent of Saturna Group Chartered Professional Accountants LLP.

23.2	Consent of W.L. Macdonald Law Corporation (incorporated in Exhibit 5.1).

ITEM 17 – UNDERTAKINGS

The registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Ontario, Canada, on May 17 , 2016.

ARMEAU BRANDS INC.

By:	/s/ Cassandra Tavukciyan
Cassandra Tavukciyan
President and Director (Principal Executive Officer, Principal Financial Officer, And Principal Accounting)

In accordance with the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures	Title	Date

/s/ Cassandra Tavukciyan
Cassandra Tavukciyan	Director, President and Chief Executive Officer (Principal Executive Officer, Principal Financial Officer, And Principal Accounting)	May 17 , 2016